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                                                                  Exhibit 10(17)



                    Amendment dated as of November 15, 2000,
               to the Harrah's Entertainment, Inc. ("the Company")
           Non-Management Directors Stock Incentive Plan (the "Plan")



      Pursuant to approval granted by the Human Resources Committee of the Company's Board of Directors, the Plan is amended by adding the following sentence at the end of Section 13:

      "The Plan shall further remain in effect for an additional five-year period from April 26, 2001."

      IN WITNESS WHEREOF, this amendment has been executed as of the 15th day of November, 2000.


                                    /s/ ELAINE LO
                                    --------------------------
                                    Elaine Lo, Vice President
                                    Compensation and Benefits